Exhibit 99.1
Procore Announces Fourth Quarter and Full Year 2023 Financial Results
CARPINTERIA, CA – February 15, 2024 -- Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the fourth quarter and full year ended December 31, 2023.
“2023 was a year of milestones at Procore as we surpassed $1B in total annual recurring revenue, reaffirmed our status as one of the best places to work in technology, and delivered numerous innovations on the platform,” said Tooey Courtemanche, Founder and CEO of Procore. “Our continued evolution leaves me optimistic about our ability to achieve our vision of improving the lives of everyone in construction.”

“Procore remains committed to continuously improving how we operate across all aspects of the business," said Howard Fu, CFO of Procore. "This resulted in significant margin improvement in 2023, setting a strong foundation for our next phase of efficient growth.”
Fourth Quarter 2023 Financial Highlights:
•Revenue was $260 million, an increase of 29% year-over-year.
•GAAP gross margin was 82% and non-GAAP gross margin was 85%.
•GAAP operating margin was (14%) and non-GAAP operating margin was 7%.
•Operating cash inflow for the fourth quarter was $41 million.
•Free cash inflow for the fourth quarter was $29 million.
Full Year 2023 Financial Highlights:
•Revenue was $950 million, an increase of 32% year-over-year.
•GAAP gross margin was 82% and non-GAAP gross margin was 85%.
•GAAP operating margin was (23%) and non-GAAP operating margin was 2%.
•Operating cash inflow for 2023 was $92 million.
•Free cash inflow for 2023 was $47 million.
The financial results included in this press release are preliminary and will not be final until Procore files its Annual Report on Form 10-K for the period. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,008 as of December 31, 2023, an increase of 27% year-over-year.
•Number of organic customers contributing more than $1,000,000 of annual recurring revenue totaled 62 as of December 31, 2023, an increase of 32% year-over-year.
•Added 300 net new organic customers in the fourth quarter, ending with a total of 16,367 organic customers.
•Achieved a gross revenue retention rate of 95% for 2023.
•Achieved a net revenue retention rate of 114% for 2023.
•As of December 31, 2023, 74% of total annual recurring revenue was generated from customers using four or more products.
•As of December 31, 2023, 45% of total annual recurring revenue was generated from customers using six or more products.
•Ended 2023 with 3,694 full-time employees, an increase of 4% year-over-year.
•Ranked #5 on Glassdoor’s 100 Best Places to Work in 2024.
Leadership Updates:
Procore announces the appointment of Larry Stack as Chief Revenue Officer. In this role, Stack will lead Procore’s Global Sales and Customer Success organizations and will be responsible for Procore’s revenue growth strategy. He will report to Procore Founder, President and CEO Tooey Courtemanche.

First Quarter and Full Year 2024 Outlook:
Procore is providing the following guidance for the first quarter and full year 2024:
•First Quarter 2024 Outlook:
◦Revenue is expected to be in the range of $262 million to $264 million, representing year-over-year growth of 23% to 24%.
◦Non-GAAP operating margin is expected to be in the range of 7% to 8%.
•Full Year 2024 Outlook:
◦Revenue is expected to be in the range of $1,137 million to $1,142 million, representing year-over-year growth of 20%.
◦Non-GAAP operating margin is expected to be in the range of 7% to 8%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.
Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m., Pacific Time, on Thursday, February 15, 2024. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the market in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, and challenging geopolitical conditions), our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not place undue reliance on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
Procore believes that the use of certain non-GAAP financial measures as described below, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, acquisition-related expenses, and the income tax effect of non-GAAP items. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income (loss) from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.
Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, the company places a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Additionally, acquisition-related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. Procore believes that the exclusion of acquisition-related expenses provides for a useful comparison of our operating results to prior periods and to its peer companies, which commonly exclude these expenses. Income tax expense relates to the change of valuation allowance as a result of acquisition-related deferred tax liabilities recorded related to available sources of income to realize our deferred tax assets. We exclude the income tax effect associated with certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in Procore's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.

Free Cash Flow: Procore defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from Levelset and Esticom that do not have standard Procore annual contracts.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) creates software for people who build the world. With a focus on providing timely and accurate data for all, Procore transforms the construction industry one project at a time - from hospitals and skyscrapers to airports and stadiums. Beyond its connected, innovative technology, Procore empowers the industry and its communities through Procore.org. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$260,041	$202,053	$950,010	$720,203
Cost of revenue(1)(2)(3)	47,831	40,570	174,462	148,416
Gross profit	212,210	161,483	775,548	571,787
Operating expenses
Sales and marketing(1)(2)(3)(4)	122,511	118,170	494,908	424,976
Research and development(1)(2)(3)(4)	74,611	75,413	300,571	270,982
General and administrative(1)(3)(4)	52,422	43,102	195,746	166,283
Total operating expenses	249,544	236,685	991,225	862,241
Loss from operations	(37,334)	(75,202)	(215,677)	(290,454)
Interest income	5,167	3,152	19,779	5,826
Interest expense	(480)	(499)	(1,957)	(2,135)
Accretion income, net	3,179	1,369	9,794	2,035
Other income (expense), net	649	(247)	(360)	(1,737)
Loss before provision for (benefit from) income taxes	(28,819)	(71,427)	(188,421)	(286,465)
Provision for (benefit from) income taxes	700	(243)	1,273	466
Net loss	$(29,519)	$(71,184)	$(189,694)	$(286,931)
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.51)	$(1.34)	$(2.10)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	144,074,303	138,415,280	141,961,467	136,525,728

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$3,134	$1,914	$11,491	$7,253
Sales and marketing	13,198	15,046	55,162	53,397
Research and development	15,874	19,352	68,275	63,262
General and administrative	11,769	10,693	44,406	38,974
Total stock-based compensation expense*	$43,975	$47,005	$179,334	$162,886

*Includes amortization of capitalized stock-based compensation of $1.4 million and $4.5 million, respectively, for the three and twelve months ended December 31, 2023 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$5,904	$5,493	$22,396	$22,428
Sales and marketing	3,106	3,107	12,425	12,425
Research and development	670	854	2,757	3,528
Total amortization of acquired intangible assets	$9,680	$9,454	$37,578	$38,381
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Cost of revenue	$101	$60	$540	$308
Sales and marketing	383	348	2,766	1,955
Research and development	332	286	3,217	2,474
General and administrative	274	171	1,910	1,202
Total employer payroll tax on employee stock transactions	$1,090	$865	$8,433	$5,939
(4)Includes acquisition-related expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Sales and marketing	$481	$655	$2,483	$1,725
Research and development	46	1,679	6,370	5,549
General and administrative	16	6	35	2,128
Total acquisition-related expenses	$543	$2,340	$8,888	$9,402

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	December 31,
	2023	2022

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$357,790	$296,712
Marketable securities	320,161	285,493
Accounts receivable, net	206,644	148,683
Contract cost asset, current	28,718	23,600
Prepaid expenses and other current assets	42,421	44,731
Total current assets	955,734	799,219
Capitalized software development costs, net	83,045	58,577
Property and equipment, net	36,258	39,193
Right of use assets - finance leases	34,375	37,026
Right of use assets - operating leases	44,141	41,934
Contract cost asset, non-current	44,564	40,477
Intangible assets, net	137,546	162,953
Goodwill	539,354	539,128
Other assets	18,551	21,903
Total assets	$1,893,568	$1,740,410
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,177	$14,282
Accrued expenses	100,075	99,182
Deferred revenue, current	501,903	396,535
Other current liabilities	27,275	21,639
Total current liabilities	642,430	531,638
Deferred revenue, non-current	7,692	5,278
Finance lease liabilities, non-current	43,581	45,578
Operating lease liabilities, non-current	37,923	38,087
Other liabilities, non-current	6,332	3,049
Total liabilities	737,958	623,630
Stockholders’ equity
Common stock	15	14
Additional paid-in capital	2,295,807	2,068,225
Accumulated other comprehensive loss	(1,375)	(2,316)
Accumulated deficit	(1,138,837)	(949,143)
Total stockholders’ equity	1,155,610	1,116,780
Total liabilities and stockholders’ equity	$1,893,568	$1,740,410

Remaining performance obligation:
The following table presents our current and non-current remaining performance obligations at the end of each period:

	December 31,		Change
	2023	2022	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$698,284	$561,200	$137,084	24%
Non-current	302,215	236,300	65,915	28%
Total remaining performance obligations	$1,000,499	$797,500	$202,999	25%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Operating activities
Net loss	$(29,519)	$(71,184)	$(189,694)	$(286,931)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	42,601	47,005	174,835	162,886
Depreciation and amortization	19,690	16,586	71,633	63,039
Accretion of discounts on marketable debt securities, net	(3,175)	(1,359)	(9,790)	(2,009)
Abandonment of long-lived assets	676	280	1,488	1,344
Noncash operating lease expense	5,160	2,611	13,092	10,170
Unrealized foreign currency gain, net	(1,263)	(1,232)	(524)	(351)
Deferred income taxes	(776)	67	(769)	(283)
Provision for credit losses	1,170	1,247	8,052	2,584
Decrease in fair value of strategic investments	132	519	287	483
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(60,636)	(42,196)	(57,492)	(35,817)
Deferred contract cost assets	(4,207)	(9,385)	(9,306)	(21,974)
Prepaid expenses and other assets	(4,490)	4,456	(6,368)	(3,754)
Accounts payable	(3,196)	(1,682)	(938)	459
Accrued expenses and other liabilities	6,734	11,559	4,759	34,623
Deferred revenue	77,510	67,180	106,590	97,029
Operating lease liabilities	(5,668)	(1,780)	(13,840)	(8,890)
Net cash provided by operating activities	40,743	22,692	92,015	12,608
Investing activities
Purchases of property and equipment	(2,252)	(2,112)	(10,325)	(15,782)
Capitalized software development costs	(9,498)	(8,865)	(34,685)	(33,648)
Purchases of strategic investments	(238)	(306)	(764)	(3,959)
Purchases of marketable securities	(93,142)	(76,128)	(402,424)	(369,206)
Maturities of marketable securities	84,620	85,632	372,240	85,632
Sales of marketable securities	—	—	5,452	—
Originations of materials financing	(387)	(6,739)	(23,972)	(23,489)
Customer repayments of materials financing	5,189	6,688	26,242	18,685
Asset acquisitions, net of cash acquired	(1,814)	—	(7,825)	—
Settlement of post-close working capital adjustments from business combinations	—	—	—	1,291
Net cash used in investing activities	$(17,522)	$(1,830)	$(76,061)	$(340,476)

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Financing activities
Proceeds from stock option exercises	$2,524	$3,019	$17,618	$22,364
Proceeds from employee stock purchase plan	12,394	10,620	25,400	22,133
Payments of deferred offering costs	—	—	—	(270)
Payments of deferred business acquisition consideration	—	(3,870)	—	(3,870)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(403)	(375)	(1,853)	(1,705)
Net cash provided by financing activities	14,515	9,394	41,165	38,652
Net increase (decrease) in cash, cash equivalents and restricted cash	37,736	30,256	57,119	(289,216)
Effect of exchange rate changes on cash	1,736	1,834	855	(180)
Cash, cash equivalents and restricted cash, beginning of period	318,318	267,726	299,816	589,212
Cash, cash equivalents and restricted cash, end of period	$357,790	$299,816	$357,790	$299,816

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$260,041	$202,053	$950,010	$720,203
Gross profit	212,210	161,483	775,548	571,787
Stock-based compensation expense	3,134	1,914	11,491	7,253
Amortization of acquired technology intangible assets	5,904	5,493	22,396	22,428
Employer payroll tax on employee stock transactions	101	60	540	308
Non-GAAP gross profit	$221,349	$168,950	$809,975	$601,776
Gross margin	82%	80%	82%	79%
Non-GAAP gross margin	85%	84%	85%	84%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$260,041	$202,053	$950,010	$720,203
GAAP sales and marketing	122,511	118,170	494,908	424,976
Stock-based compensation expense	(13,198)	(15,046)	(55,162)	(53,397)
Amortization of acquired intangible assets	(3,106)	(3,107)	(12,425)	(12,425)
Employer payroll tax on employee stock transactions	(383)	(348)	(2,766)	(1,955)
Acquisition-related expenses	(481)	(655)	(2,483)	(1,725)
Non-GAAP sales and marketing	$105,343	$99,014	$422,072	$355,474
GAAP sales and marketing as a percentage of revenue	47%	58%	52%	59%
Non-GAAP sales and marketing as a percentage of revenue	41%	49%	44%	49%

GAAP research and development	$74,611	$75,413	$300,571	$270,982
Stock-based compensation expense	(15,874)	(19,352)	(68,275)	(63,262)
Amortization of acquired intangible assets	(670)	(854)	(2,757)	(3,528)
Employer payroll tax on employee stock transactions	(332)	(286)	(3,217)	(2,474)
Acquisition-related expenses	(46)	(1,679)	(6,370)	(5,549)
Non-GAAP research and development	$57,689	$53,242	$219,952	$196,169
GAAP research and development as a percentage of revenue	29%	37%	32%	38%
Non-GAAP research and development as a percentage of revenue	22%	26%	23%	27%

GAAP general and administrative	$52,422	$43,102	$195,746	$166,283
Stock-based compensation expense	(11,769)	(10,693)	(44,406)	(38,974)
Employer payroll tax on employee stock transactions	(274)	(171)	(1,910)	(1,202)
Acquisition-related expenses	(16)	(6)	(35)	(2,128)
Non-GAAP general and administrative	$40,363	$32,232	$149,395	$123,979
GAAP general and administrative as a percentage of revenue	20%	21%	21%	23%
Non-GAAP general and administrative as a percentage of revenue	16%	16%	16%	17%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(dollars in thousands)
Revenue	$260,041	$202,053	$950,010	$720,203
Loss from operations	(37,334)	(75,202)	(215,677)	(290,454)
Stock-based compensation expense	43,975	47,005	179,334	162,886
Amortization of acquired intangible assets	9,680	9,454	37,578	38,381
Employer payroll tax on employee stock transactions	1,090	865	8,433	5,939
Acquisition-related expenses	543	2,340	8,888	9,402
Non-GAAP income (loss) from operations	$17,954	$(15,538)	$18,556	$(73,846)
Operating margin	(14%)	(37%)	(23%)	(40%)
Non-GAAP operating margin	7%	(8%)	2%	(10%)
Reconciliation of net loss and net loss per share to non-GAAP net income (loss) and non-GAAP net income (loss) per share:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands, except share and per share amounts)
Revenue	$260,041	$202,053	$950,010	$720,203
Net loss	(29,519)	(71,184)	(189,694)	(286,931)
Stock-based compensation expense	43,975	47,005	179,334	162,886
Amortization of acquired intangible assets	9,680	9,454	37,578	38,381
Employer payroll tax on employee stock transactions	1,090	865	8,433	5,939
Acquisition-related expenses	543	2,340	8,888	9,402
Income tax effect of non-GAAP items	—	—	—	62
Non-GAAP net income (loss)	$25,769	$(11,520)	$44,539	$(70,261)

Numerator:
Non-GAAP net income (loss)	$25,769	$(11,520)	$44,539	$(70,261)

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	144,074,303	138,415,280	141,961,467	136,525,728
Effect of dilutive securities: Employee stock awards	5,329,311	—	6,591,783	—
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	149,403,614	138,415,280	148,553,250	136,525,728

GAAP net loss per share, basic	$(0.20)	$(0.51)	$(1.34)	$(2.10)
GAAP net loss per share, diluted	$(0.20)	$(0.51)	$(1.34)	$(2.10)
Non-GAAP net income (loss) per share, basic	$0.18	$(0.08)	$0.31	$(0.51)
Non-GAAP net income (loss) per share, diluted	$0.17	$(0.08)	$0.30	$(0.51)

Computation of free cash flow:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Net cash provided by operating activities	$40,743	$22,692	$92,015	$12,608
Purchases of property, plant, and equipment	(2,252)	(2,112)	(10,325)	(15,782)
Capitalized software development costs	(9,498)	(8,865)	(34,685)	(33,648)
Non-GAAP free cash flow	$28,993	$11,715	$47,005	$(36,822)